Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of EESTech, Inc. (the “"Company”") on Form 10-Q for the six months ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, Murray Bailey, Chief Executive Officer and Ian Hutcheson, Chief Financial Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Murray Bailey	/s Ian Hutcheson
Murray Bailey	Ian Hutcheson
Chief Executive Officer	Chief Financial Officer
July 31, 2008	July 31, 2008.